MDU Resources Holding Analyst Seminar and Ringing The NYSE Closing Bell®
 Company Updates 2009 Capital Expenditure Budget

BISMARCK, N.D. – March 16, 2009 – MDU Resources Group, Inc. (NYSE:MDU) is holding its annual investor analyst seminar March 19 in New York City. In conjunction with this event, president and chief executive officer Terry D. Hildestad will ring The New York Stock Exchange Closing Bell® as a part of MDU Resources’ celebration of 85 years of incorporation March 19 at 4:00 p.m. EDT. The company incorporated March 14, 1924.

“We’re very proud of our 85-year history of serving our customers with outstanding products and services,” Hildestad said. “We’re honored to be ringing The Closing Bell® to mark this significant occasion.”

The company also updated its 2009 capital expenditure budget at its natural gas and oil production business. MDU Resources now expects 2009 capital expenditures at its natural gas and oil production business to be approximately $170 million. This is down from its earlier projection of $300 million.

“Consistent with our proactive strategy of protecting our strong balance sheet, we have elected to reduce our capital spending as a result of low natural gas and oil prices,” Hildestad said. “We continue to have the resources to invest in organic growth opportunities within our existing business platform. We will fund projects that provide long-term growth and development. Our capital expenditures are expected to be funded entirely by cash generated from operations.”

“We will remain flexible on our drilling program as we maneuver this low commodity price environment,” Hildestad said. “Based on our projected capital expenditure budget for 2009, we expect a decrease in our year-over-year combined natural gas and oil production of approximately 7 percent to 10 percent.”

Hildestad added, “Continued low commodity prices may also result in our natural gas and oil operations realizing a noncash ceiling test charge in the first quarter. However, a noncash ceiling test charge does not affect the long-term value of our assets or our ability to generate cash flow. In spite of the expected short-term impacts of lower prices, we believe there is substantial long-term value in our 810 billion cubic feet equivalents of proved natural gas and oil reserves. As prices recover, our natural gas and oil business will continue to deliver strong value to our shareholders.”

“We have successfully grown our energy, utility resources and construction materials businesses based on disciplined financial management,” Hildestad said. “Our long-term strategy remains unchanged.”

The company will webcast its annual investor analyst seminar March 19. Hildestad and executive vice president, treasurer and chief financial officer Vernon A. Raile will be joined by the operating companies’ senior management to discuss operational strategy and financials. The webcast will begin at 8:30 a.m. EDT and conclude at approximately 12:00 p.m. EDT March 19 with access available at www.mdu.com.

The information in this release includes forward-looking statements, including statements by the president and chief executive officer of MDU Resources Group, Inc. regarding projected capital expenditures and cash flows, estimated natural gas and oil production and a potential noncash write-down of natural gas and oil properties, within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, actual results may differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include fluctuations in natural gas and oil prices; economic volatility; and the market demand for, and/or available supplies of, energy-related products and services. For a discussion of other important factors that could cause actual results to differ, refer to Item 1A – Risk Factors in MDU Resources’ most recent Form 10-K.

MDU Resources Group, Inc., a member of the S&P MidCap 400 index, provides value-added natural resource products and related services that are essential to energy and transportation infrastructure, operating in three core lines of business: energy, utility resources and construction materials. MDU Resources includes natural gas and oil production, natural gas pipelines and energy services, electric and natural gas utilities, construction services and construction materials and contracting. For more information about MDU Resources, see the company's Web site at www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

Financial Contacts:
Vernon A. Raile, executive vice president, treasurer and chief financial officer, (701) 530-1003
Phyllis A. Rittenbach, director - investor relations, (701) 530-1057

Media Contact:
Rick Matteson, director of communications and public affairs, (701) 530-1700

MEDIA NOTE: Photos of the event will be available via Associated Press/New York, (212) 621-1902; Reuters America, (646) 223-6285; and Bloomberg Photo, (212) 617-3420. The Closing Bell® feed, starting at 3:55 p.m., is available via Ascent loop No. 4009. For footage via The Switch, contact NYSE Broadcast at (212) 656-5483.